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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-58446 and No. 333-08665) pertaining to the Chart Industries, Inc. Key Employees Stock Option Plan, (Form S-8 No. 33-92340) pertaining to the Chart Industries, Inc. 1994 Stock Option Plan for Outside Directors and 1995 Stock Option Plan for Outside Directors, (Form S-8 No. 333-08667) pertaining to the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors, (Form S-8 No. 333-32535) pertaining to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan and the Chart Industries, Inc. 1997 Stock Bonus Plan, (Form S-3 No. 333-35321) pertaining to the Chart Industries, Inc. registration for sale of 2,800,000 shares of Common Stock, and (Form S-3/A No. 333-44621) pertaining to the Chart Industries, Inc. registration for resale of 89,715 shares of Common Stock of our report dated February 8, 1999, with respect to the consolidated financial statements of Chart Industries, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                          /S/ ERNST & YOUNG LLP

Cleveland, Ohio
February 22, 1999